NEWS


FOR IMMEDIATE RELEASE

                                                       Contacts:

                                                       Investors
                                                       ---------
                                                       Noreen Centracchio
                                                       (703) 246-0380
                                                       ncentracchio@anteon.com

                                                       Media
                                                       -----
                                                       Tom Howell
                                                       (703) 246-0525
                                                       thowell@anteon.com

                   ANTEON REPORTS RECORD 1st QUARTER RESULTS;
                      INCREASES GUIDANCE FOR FULL YEAR 2003

        Q1 organic revenue growth over 18%; Q1 fully diluted EPS of $0.25

FAIRFAX, VA, April 30, 2003 - Anteon International Corporation (NYSE: ANT), a leading information technology and systems engineering and integration company, announced today its operating results for the quarter ended March 31, 2003. Organic revenue growth for the first quarter was 18.7% and pro forma fully diluted EPS increased 31.6% from the first quarter of last year. The growth was due to strong performance in core business areas including: training; modeling and simulation; theater and national missile defense; intelligence systems; and, other information technology systems and programs. In addition, the Company provided guidance for the second quarter 2003 and increased guidance for the full year 2003.

Operating results are provided on a pro forma and a reported basis.

Pro Forma Results

         Revenues for the first quarter of 2003 were $228.6 million reflecting an 18.7% organic growth rate over $192.6 million in revenues for the comparable period in 2002. Revenues for the first quarter 2003 included approximately $4.0 million of war-accelerated systems and services revenues that were scheduled to be realized in the second quarter of 2003. Operating income increased 23.8% to $18.0 million from $14.5 million for the first quarter of 2002. Operating income margin for the first quarter of 2003 increased to 7.9% from 7.5% for the comparable period in 2002. This margin improvement continued to be driven primarily by indirect cost productivity. Fully diluted earnings per share for the first quarter increased 31.6% to $0.25 from $0.19 in the comparable period in 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2003 increased 19.2% to $19.3 million from $16.2 million in the first quarter of 2002.

         For the first quarter of 2003, there were no pro forma adjustments. Pro forma adjustments were made to reported results for the first quarter of 2002 to provide comparability to first quarter 2003 results. The reconciliation between pro forma and reported financial information is provided as an attachment to this press release.

Reported Results

         Revenues for the first quarter of 2003 increased 18.7% to $228.6 million from $192.6 million for the comparable period in 2002. Operating income for the first quarter increased 23.8% to $18.0 million from $14.5 million for the comparable period in 2002. Net income for the first quarter 2003 increased to $9.1 million, for earnings per share of $0.25 on a fully diluted basis, from $4.1 million and earnings per share of $0.14 on a fully diluted basis in the first quarter of 2002. EBITDA for the first quarter increased 19.2% to $19.3 million from $16.2 million for the comparable period in 2002.

New Business

         Anteon generated $458 million of new business orders during the first quarter of 2003 and had approximately $1.1 billion in proposals under evaluation by customers at March 31, 2003. Major contract awards during the first quarter 2003 included:

     o an $82 million contract to provide services in support of U.S. Navy aircraft systems upgrades, including related foreign military sales;

     o    a contract with an estimated  value of $80 million to support the U.S.
          Army's  worldwide  operations,   training,  systems  integration,  and
          transformation programs;

     o a $55 million contract to support the U.S. Navy Aegis Combat System Integration Program, a customer Anteon has supported for almost two decades;

     o two U.S. Army contracts with a total value of over $18 million to support the combat training range instrumentation program at Fort Hood, Texas, and to develop and deliver two mobile Military Operations on Urban Terrain (MOUT) systems for training U.S. forces in Kuwait and Afghanistan; and,

     o over $220 million in other contract and task order awards to provide information technology, logistics, engineering, and research and development systems and services to the U.S. Army, Navy, and Air Force, other Department of Defense organizations, and military intelligence and federal civil government agencies.

Total estimated contract value at March 31, 2003 was $4.5 billion or 5.2 times latest twelve months revenues.

 CEO Comments

         Joseph M. Kampf, President and Chief Executive Officer of Anteon said, "I am extremely pleased with Anteon's first quarter results. Once again, we achieved double-digit organic growth in revenue, operating income and EBITDA and continued to deliver strong operating income margin growth and business development metrics. When announcing our fourth quarter and year-end results for 2002, I stated that Anteon remains extremely well positioned for continued growth throughout 2003 by virtue of our work in critical areas related to this nation's defense and security requirements. Our agreement to acquire Information Spectrum, Inc. (ISI) further strengthens that positioning."


Company Guidance

         The table below summarizes guidance for the second quarter 2003 and increases projected full-year 2003 revenue and EPS guidance, originally announced in the January 8, 2003 press release. This guidance assumes the ISI acquisition is consummated late in the second quarter 2003. ISI is expected to add $6 to $11 million in revenues in the second quarter 2003, depending on the actual closing date, and an additional $73 to $76 million in revenues for the second half of the year. The impact of the ISI acquisition on EPS will not be meaningful for the second quarter and is expected to add a total of $0.04 per share for the remainder of the year.

                                           Financial Guidance
                      (Dollars and shares in millions, except per share amounts)

                                        Q2 2003               Full Year 2003
                                        -------               --------------

Revenues                               $234-$241*                $1,020-$1,037**
Weighted Average Shares
Outstanding                               36.9                      37.1

Tax Rate                                  39.00%                    38.75%
Diluted Earnings Per
Common Share                     Meet or exceed $0.25            $1.09 - $1.11


*Includes $6 to $11 million in revenues from ISI depending on the actual closing date in the second quarter.
**Includes $6 to $11 million in revenues from ISI in the second quarter and $73 to $76 million in revenues for the second half of the year.


         The Company believes that growth in the Government information technology and integration and engineering services sector will remain robust during 2003. Anteon is optimally positioned to participate in this growth in areas that the Company believes are of national interest, including missile defense, warfighter readiness, intelligence and combat systems, first responder and other emergency management systems, and secure identification and access control systems.

Conference Call

         Anteon has scheduled a conference call for 10:00 a.m. Eastern Daylight Time TODAY, April 30, 2003, during which senior management will discuss first quarter results and respond to questions. The conference call will be Webcast (listen only) via Anteon's Website at www.anteon.com.

         A telephone replay of the call also will be available beginning at 1:00 p.m. Eastern Daylight Time on April 30, 2003, until midnight May 5, 2003. To access the replay, call (888) 203-1112 (U.S.) or (719) 457-0820 (international). The confirmation code for access to the replay is 468653. A replay also will be available on Anteon's Website shortly after the conclusion of the call.

About Anteon

         Anteon, headquartered in Fairfax, Virginia, is a leading information technology and systems engineering and integration company providing support to the federal government and international sectors. For over 27 years, the Company has designed, integrated, maintained and upgraded state-of-the-art systems for national defense, intelligence, emergency response and other high priority government missions. The Company also provides many of its government clients with the systems analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. With 2002 reported revenue of $826 million, the Company has more than 5,900 employees and over 80 offices worldwide and frequently ranks among the top information technology integrators based on independent surveys. For more information, visit www.anteon.com.


Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995:

         The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward- looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks, including risks associated with protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the guidance provided today prior to its next earnings release.

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